                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG


                          EM INDUSTRIES, INCORPORATED

                             EM ACQUISITION CORP.

                                      and

                             CN BIOSCIENCES, INC.







                         Dated as of November 18, 1998

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I.           TENDER OFFER AND MERGER....................................................................  2
         1.1         The Offer..................................................................................  2
         1.2         Company Action.............................................................................  4
         1.3         Directors..................................................................................  5
         1.4         The Merger.................................................................................  6
         1.5         Effective Time.............................................................................  6
         1.6         Conversion of Shares.......................................................................  6
         1.7         Dissenting Shares..........................................................................  7
         1.8         Surrender of Shares........................................................................  8
         1.9         Options....................................................................................  9
         1.10        Certificate of Incorporation and Bylaws.................................................... 10
         1.11        Directors and Officers..................................................................... 10
         1.12        Other Effects of Merger.................................................................... 10
         1.13        Proxy Statement............................................................................ 10
         1.14        Merger Without Meeting of Stockholders..................................................... 11
         1.15        Additional Actions......................................................................... 11

ARTICLE II.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................. 11
         2.1         Organization and Good Standing............................................................. 11
         2.2         Capitalization............................................................................. 12
         2.3         Subsidiaries............................................................................... 12
         2.4         Authorization; Binding Agreement........................................................... 13
         2.5         Governmental Approvals..................................................................... 13
         2.6         No Violations.............................................................................. 14
         2.7         Securities Filings......................................................................... 14
         2.8         Company Financial Statements............................................................... 15
         2.9         Absence of Certain Changes or Events....................................................... 15
         2.10        Compliance With Laws....................................................................... 16
         2.11        Permits.................................................................................... 16
         2.12        Litigation................................................................................. 16
         2.13        Contracts.................................................................................. 16
         2.14        Employee Benefit Plans..................................................................... 16
         2.15        Taxes and Tax Returns...................................................................... 18
         2.16        Ownership and Use of Assets and Properties................................................. 20
         2.17        Intellectual Property...................................................................... 22
         2.18        Insurance.................................................................................. 22
         2.19        Environmental Matters...................................................................... 22
         2.20        Labor Relations............................................................................ 24


                                                                i
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
         2.21        Offer Documents; Proxy Statement........................................................... 24
         2.22        Finders and Investment Bankers............................................................. 25
         2.23        Fairness Opinion........................................................................... 25
         2.24        Related Party Transactions................................................................. 25

ARTICLE III.         REPRESENTATIONS AND WARRANTIES OF PARENT................................................... 25
         3.1         Organization and Good Standing............................................................. 25
         3.2         Authorization; Binding Agreement........................................................... 26
         3.3         Governmental Approvals..................................................................... 26
         3.4         No Violations.............................................................................. 26
         3.5         Offer Documents; Proxy Statement........................................................... 26
         3.6         Finders and Investment Bankers............................................................. 27
         3.7         Financing.................................................................................. 27
         3.8         No Prior Activities........................................................................ 27

ARTICLE IV.          ADDITIONAL COVENANTS OF THE COMPANY........................................................ 27
         4.1         Conduct of Business of the Company and the Company Subsidiaries............................ 27
         4.2         Notification of Certain Matters............................................................ 30
         4.3         Access and Information..................................................................... 30
         4.4         Stockholder Approval....................................................................... 30
         4.5         Reasonable Best Efforts.................................................................... 31
         4.6         Public Announcements....................................................................... 31
         4.7         Compliance................................................................................. 31
         4.8         No Solicitation............................................................................ 32
         4.9         SEC and Stockholder Filings................................................................ 34
         4.10        Takeover Statutes.......................................................................... 34
         4.11        Related Party Agreements................................................................... 34

ARTICLE V.           ADDITIONAL COVENANTS OF PARENT............................................................. 34
         5.1         Reasonable Best Efforts.................................................................... 34
         5.2         Public Announcements....................................................................... 35
         5.3         Compliance................................................................................. 35
         5.4         [Intentionally omitted].................................................................... 35
         5.5         Indemnification, Exculpation and Insurance................................................. 35
         5.6         Certain Share Purchases Prohibited......................................................... 36

ARTICLE VI.          MERGER CONDITIONS.......................................................................... 36
         6.1         Offer...................................................................................... 36
         6.2         Stockholder Approval....................................................................... 36
         6.3         No Injunction or Action.................................................................... 36
         6.4         Other Approvals............................................................................ 36
         6.5         Conditions of Obligations of Parent and Merger Sub......................................... 37


ARTICLE VII.         TERMINATION AND ABANDONMENT................................................................ 37
         7.1         Termination................................................................................ 37
         7.2         Effect of Termination and Abandonment...................................................... 38

ARTICLE VIII.        MISCELLANEOUS.............................................................................. 39
         8.1         Confidentiality............................................................................ 39
         8.2         Amendment and Modification................................................................. 39
         8.3         Waiver of Compliance; Consents............................................................. 39
         8.4         Survival................................................................................... 39
         8.5         Notices.................................................................................... 40
         8.6         Binding Effect; Assignment................................................................. 41
         8.7         Expenses................................................................................... 41
         8.8         Governing Law.............................................................................. 41
         8.9         Counterparts............................................................................... 41
         8.10        Interpretation............................................................................. 41
         8.11        Entire Agreement........................................................................... 41
         8.12        Severability............................................................................... 42
         8.13        Specific Performance....................................................................... 42
         8.14        Third Parties.............................................................................. 42

                                                   iii

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
                                                      INDEX OF DEFINED TERMS
Term                                        Section  Term                                        Section
Acquisition Agreement .......................................................................................4.8(b)
Affiliate .....................................................................................................8.10
Agreement ..................................................................................................Parties
Benefit Plan ..................................................................................................2.14
Certificate of Merger ..........................................................................................1.4
Closing ........................................................................................................1.5
Closing Date ...................................................................................................1.5
Code........................................................................................................2.14(b)
Company ....................................................................................................Parties
Company Benefit Plan ..........................................................................................2.14
Company Class A Common Stock ...................................................................................2.2
Company Common Stock ......................................................................................Recitals
Company Disclosure Letter ........................................................................................2
Company Filed Documents ........................................................................................2.7
Company Financial Statements ...................................................................................2.8
Company Material Adverse Effect ................................................................................2.1
Company Material Contract .....................................................................................2.13
Company Option Plans ........................................................................................1.9(a)
Company Options .............................................................................................1.9(a)
Company Permits ...............................................................................................2.11
Company Proposals ..............................................................................................4.4
Company Securities Filings .....................................................................................2.7
Company Subsidiary .............................................................................................2.1
Confidentiality Agreement ......................................................................................8.1
Consent ........................................................................................................2.5
DGCL ...........................................................................................................1.4
Dissenting Shares ..............................................................................................1.7
Effective Time .................................................................................................1.5
Environmental Claim ........................................................................................2.19(b)
Environmental Laws .........................................................................................2.19(b)
Environmental Permit .......................................................................................2.19(b)
ERISA .........................................................................................................2.14
ERISA Affiliate.............................................................................................2.14(b)
Exchange Agent ..............................................................................................1.8(a)
Expiration Date .............................................................................................1.1(d)
Financial Advisor ...........................................................................................1.2(a)
Governmental Authority .........................................................................................2.5
Hazardous Materials ........................................................................................2.19(b)
HSR Act ........................................................................................................2.5
Independent Directors ..........................................................................................1.3
Law  ...........................................................................................................2.6

Leased Real Property .......................................................................................2.16(b)
Litigation ....................................................................................................2.12
Merger ....................................................................................................Recitals
Merger Consideration ........................................................................................1.6(a)
Merger Sub .................................................................................................Parties
Minimum Condition ..........................................................................................Annex I
Multiemployer Plan .........................................................................................2.14(a)
NASD ...........................................................................................................2.5
Offer .....................................................................................................Recitals
Offer Conditions ............................................................................................1.1(a)
Offer Documents .............................................................................................1.1(c)
Offer to Purchase ...........................................................................................1.1(c)
Parent .....................................................................................................Parties
Parent Group ...................................................................................................5.1
Parent Information .............................................................................................3.5
Per Share Amount ..........................................................................................Recitals
Person ........................................................................................................8.10
Proxy Statement ........................................................................................1.13(a)(ii)
Related Party .................................................................................................2.24
Schedule 14D-1...............................................................................................1.1(c)
Schedule 14D-9 ..............................................................................................1.2(b)
SEC .........................................................................................................1.1(c)
Securities Act ................................................................................................2.13
Securities Exchange Act .....................................................................................1.1(a)
Series A Preferred Stock .......................................................................................2.2
Series B Preferred Stock .......................................................................................2.2
Shares ....................................................................................................Recitals
Special Meeting .........................................................................................1.13(a)(i)
Stockholder ...............................................................................................Recitals
Stockholder Agreement .....................................................................................Recitals
Subsidiary ....................................................................................................8.10
Superior Proposal ...........................................................................................4.8(b)
Surviving Corporation ..........................................................................................1.4
Surviving Corporation Common Stock ..........................................................................1.6(c)
Takeover Proposal ...........................................................................................4.8(a)
Takeover Statute ..............................................................................................4.10
Tax ........................................................................................................2.15(f)
Tax Return .................................................................................................2.15(f)
Voting Securities ..........................................................................................Annex I

                         AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of November 18, 1998, by and among EM Industries, Incorporated, a New York corporation ("Parent"), EM Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and CN Biosciences, Inc., a Delaware corporation (the "Company").


         WHEREAS, the respective Boards of Directors of the Company, Merger Sub and Parent have approved the acquisition by Parent of the Company in accordance with the provisions of this Agreement;

         WHEREAS, in furtherance thereof, it is proposed that, upon the terms and subject to the conditions set forth herein, Merger Sub will make a cash tender offer (as it may be amended from time to time in accordance herewith, the "Offer") to purchase all of the outstanding shares (the "Shares") of common stock, $.01 par value, of the Company (the "Company Common Stock"), for $25.00 per Share (such price or any higher price as may be paid in the Offer, the "Per Share Amount"), in each case net to the seller in cash, without interest;

         WHEREAS, also in furtherance of such acquisition, the respective Boards of Directors of the Company, Merger Sub and Parent have each approved the merger (the "Merger") of Merger Sub with and into the Company following the expiration of the Offer in accordance with the laws of the State of Delaware and the provisions of this Agreement;

         WHEREAS, Parent and Merger Sub are unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, simultaneously with the execution and delivery hereof, a certain holder of Shares (the "Stockholder") enters into an agreement (the "Stockholder Agreement") providing for certain matters with respect to its Shares, the tender of its Shares and certain other actions relating to the Offer and the other transactions contemplated by this Agreement and, in order to induce Parent and Merger Sub to enter into this Agreement, the Company has approved the execution and delivery by Parent and Merger Sub and Stockholder of the Stockholder Agreement, and Stockholder has executed and delivered the Stockholder Agreement;

         WHEREAS, the Board of Directors of the Company has approved this Agreement and the Stockholder Agreement, has resolved to recommend acceptance of the Offer and the Merger to the holders of Shares and has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and to recommend that the holders of such Shares accept the Offer and adopt this Agreement and the transactions contemplated hereby; and

         WHEREAS, the Company, Merger Sub and Parent desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE I.

                            TENDER OFFER AND MERGER

         1.1         The Offer.

                      (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1 hereof and no event set forth in Annex I hereto shall have occurred and be existing, Parent shall cause Merger Sub to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Securities Exchange Act")) the Offer as promptly as practicable, but in no event later than five business days following the public announcement of this Agreement; provided, however, that Parent may designate another direct subsidiary of Parent as the bidder (within the meaning of Rule 14d-1(c) under the Securities Exchange Act) in the Offer, in which case references herein to Merger Sub shall be deemed to apply to such subsidiary, as appropriate. The obligation of Parent to cause Merger Sub to accept for payment any Shares tendered shall be subject to the satisfaction of only those conditions set forth in Annex I hereto (the "Offer Conditions"). The Per Share Amount shall be net to each seller in cash, subject to reduction only for any applicable federal back-up withholding or stock transfer taxes payable by such seller. The Company agrees that no Shares held by the Company shall be tendered pursuant to the Offer.

                      (b) Without the prior written consent of the Company, Parent shall not permit Merger Sub to (i) decrease the Per Share Amount or change the form of consideration payable in the Offer, (ii) decrease the number of Shares sought in the Offer, (iii) amend or waive satisfaction of the Minimum Condition (as defined in Annex I hereto) or (iv) impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Shares, provided that nothing herein shall prohibit any waiver of any condition or term of the Offer (other than the Minimum Condition) or any other action permitted hereby. Upon the terms and subject to the conditions of the Offer, Parent shall cause Merger Sub to accept for payment and purchase, as soon as practicable after the expiration of the Offer, all Shares validly tendered and not withdrawn prior to the expiration of the Offer. It is agreed that the Offer Conditions are for the benefit of Merger Sub and may be asserted by Merger Sub regardless of the circumstances giving rise to any such condition (except for any action or inaction by Parent or Merger Sub constituting a breach of this Agreement) or, except with respect to the Minimum Condition, may be waived by Merger Sub, in whole or in part at any time and from time to time, in its sole discretion.

                      (c) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") having only the conditions set forth in Annex I hereto. On the date the Offer is commenced, Parent and Merger Sub shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer that shall contain (including as an exhibit) or incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the "Offer Documents") and shall mail the Offer to Purchase to the holders of the Shares. Parent and Merger Sub agree promptly to correct the Schedule 14D-1 if and to the extent it shall become false and misleading in any material respect (and the Company, with respect to written information supplied by it specifically for use in the Schedule 14D-1, shall promptly notify Parent and Merger Sub of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-1 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent and Merger Sub shall take all steps necessary to cause the Schedule 14D- 1 as so corrected to be filed with the SEC and disseminated to the Company's stockholders to the extent required by applicable Laws, including federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on any Offer Documents before they are filed with the SEC. In addition, Parent and Merger Sub agree to provide the Company and its counsel in writing with any comments or other communications that Parent, Merger Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

                      (d) The Offer to Purchase shall provide for an initial expiration date for the Offer (the "Expiration Date") of 20 business days (as defined in Rule 14d-1 under the Securities Exchange Act) from the date of commencement of the Offer. Parent and Merger Sub agree that they shall not terminate or withdraw the Offer or extend the Expiration Date unless at the Expiration Date any of the Offer Conditions shall not have been satisfied or earlier waived. Notwithstanding the foregoing, Merger Sub may (i) extend the Expiration Date (including as it may be extended) for up to ten business days in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the SEC and
(ii) extend the initial Expiration Date (including as it may be extended) for up to ten business days, notwithstanding that on such Expiration Date the Offer Conditions shall have been satisfied or waived, if the number of Shares that have been validly tendered and not withdrawn represents more than 50 percent but less than 90 percent of the then issued and outstanding Shares.

         1.2          Company Action.

                      (a) The Company hereby approves of and consents to the Offer and represents and warrants that (A) the Board of Directors of the Company, at a meeting duly called and held on November 18, 1998, at which all of the Directors were present, duly approved by unanimous vote this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the Stockholder Agreement, resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and adopt this Agreement and the transactions contemplated hereby, including the Merger, and determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company and (B) Vector Securities International, Inc. (the "Financial Advisor") has delivered to the Board of Directors of the Company its written opinion that as of the date hereof the consideration to be received by the stockholders of the Company pursuant to each of the Offer and the Merger is fair to the stockholders of the Company from a financial point of view. The Company has been authorized by the Financial Advisor to permit the inclusion of such fairness opinion (or a reference thereto) in the Offer Documents and in the Schedule 14D-9 referred to below. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2(a).

                      (b) The Company shall file with the SEC, no later than the fifth business day following the public announcement of this Agreement, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that shall comply in all material respects with the provisions of all applicable Law (as hereinafter defined), including federal securities laws. The Company shall mail such Schedule 14D-9 to the stockholders of the Company promptly after the commencement of the Offer together with the initial mailing of the Offer Documents. The Schedule 14D-9 and the Offer Documents shall contain the recommendations of the Board of Directors of the Company described in Section 1.2(a) hereof. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and each of Parent and Merger Sub, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's stockholders to the extent required by applicable Laws, including federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Merger Sub and their counsel in writing with any comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

                      (c) In connection with the Offer, the Company shall promptly upon execution of this Agreement furnish Parent with mailing labels containing the names and addresses of all record holders of Shares, non-objecting beneficial owner lists (to the extent reasonably available), security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish Parent with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as Parent or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Shares.

         1.3 Directors. Promptly upon the purchase by Merger Sub of any Shares pursuant to the Offer (and assuming that the Minimum Condition has been satisfied), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Merger Sub, subject to compliance with Section 14(f) of the Securities Exchange Act, representation on the Board of Directors of the Company equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors of the Company (giving effect to the directors appointed or elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent or any affiliate of Parent (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company) bears to the number of Shares outstanding. At such times, if requested by Parent, the Company shall also cause each committee of the Board of Directors of the Company and the Board of Directors of each Company Subsidiary (as hereinafter defined) to include persons designated by Parent constituting the same percentage of each such committee and the Board of Directors of each Company Subsidiary as Parent's designees are of the Board of Directors of the Company. The Company shall, upon request by Parent, promptly increase the size of the Board of Directors of the Company and of the Company Subsidiaries as is necessary to enable Parent's designees to be elected to the Board of Directors of the Company and of the Company Subsidiaries in accordance with the terms of this Section 1.3 and shall cause Parent's designees to be so elected; provided, however, that, subject to the following proviso, in the event that Parent's designees are appointed or elected to the Board of Directors of the Company and of the Company Subsidiaries, until the Effective Time (as hereinafter defined) the Board of Directors of the Company shall have at least one director who is a director on the date hereof and who is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of the federal securities laws) of Parent (one or more of such directors, the "Independent Directors"); provided further, that if no Independent Directors remain, the other directors shall designate one person to fill one of the vacancies who shall not be either an officer of the Company or a designee, shareholder, affiliate or associate of Parent, and such person shall be deemed to be an Independent Director for purposes of this Agreement. Subject to applicable Law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Securities Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Parent has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3. Parent shall supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, following the time directors designated by Parent constitute a majority of the Board of Directors of the Company and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement on behalf of the Company, (ii) exercise or waive any of the Company's rights or remedies hereunder, (iii) extend the time for performance of Parent's obligations hereunder or (iv) take any other action by the Company in connection with this Agreement required to be taken by the Board of Directors of the Company.

         1.4 The Merger. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the Delaware General Corporation Law (the "DGCL"). At the Effective Time (as defined in
Section 1.5 hereof), upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into the Company in accordance with the DGCL and the separate existence of Merger Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware as a Subsidiary of Parent. At Parent's election, any direct or indirect Subsidiary of Parent other than Merger Sub may be merged with and into the Company instead of Merger Sub. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement to reflect such election. The parties shall prepare and execute a certificate of merger in order to comply in all respects with the requirements of the DGCL and with the provisions of this Agreement or, if applicable, a certificate of ownership and merger (each, a "Certificate of Merger").

         1.5 Effective Time. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the applicable provisions of the DGCL or at such later time as may be specified in the Certificate of Merger. As soon as practicable after all of the conditions set forth in Article VI of this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same, the parties hereto shall cause the Merger to become effective. Parent and the Company shall mutually determine the time of such filing and the place where the closing of the Merger (the "Closing") shall occur. The time when the Merger shall become effective is herein referred to as the "Effective Time" and the date on which the Effective Time occurs is herein referred to as the "Closing Date."

         1.6 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any of the following securities:

                      (a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 1.6(b) hereof and any Dissenting Shares (as hereinafter defined)) shall be cancelled and extinguished and be converted into the right to receive the Per Share Amount (the "Merger Consideration") in cash payable to the holder thereof, without interest, promptly upon surrender of the certificate representing such Share or appropriate proof of lost certificates, in accordance with Section 1.8 hereof. From and after the Effective Time, the holders of certificates evidencing ownership of any such Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law.

                      (b) Each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned Subsidiary of Parent immediately before the Effective Time, including without limitation Merger Sub, shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto.

                      (c) The shares of Merger Sub common stock outstanding immediately prior to the Merger shall be converted into one validly issued, fully paid and non-assessable share of the common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), which one share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by Parent.

         1.7          Dissenting Shares.

                      (a) Notwithstanding any provision of this Agreement to the contrary, any Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with the DGCL (including but not limited to Section 262 thereof) and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

                      (b) Notwithstanding the provisions of Section 1.7(a) hereof, if any holder of Shares who demands appraisal of his Shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such Shares.

                      (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL which are received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

         1.8          Surrender of Shares.

                      (a) Prior to the Closing Date, Parent shall appoint First Chicago Trust Company of New York or another agent reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for the Merger. No later than the business day following the mailing of the letter of transmittal referred to in Section 1.8(b) hereof, Parent shall make available to the Exchange Agent for the benefit of holders of Shares, the aggregate Merger Consideration to which such holders shall be entitled at the Effective Time pursuant to Section 1.6 hereof. Such funds shall be invested by the Exchange Agent as directed by Parent or, after the Effective Time, the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Merger Sub or Parent, as Parent directs.

                      (b) On the Closing Date, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate representing any Shares cancelled upon the Merger pursuant to Section 1.6(a) hereof, within five business days of receiving from the Company a list of such holders of record, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates. Each holder of a certificate or certificates representing any Shares cancelled upon the Merger pursuant to Section 1.6(a) hereof may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending one year after the Effective Time. Upon the surrender of certificates representing the Shares, Parent shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate. Until so surrendered, each such certificate (other than certificates representing Dissenting Shares or Shares referred to in Section 1.6(b) hereof) shall represent solely the right to receive the aggregate Merger Consideration relating thereto.

                      (c) If payment of cash in respect of cancelled Shares is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other Taxes (as hereinafter defined) required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Parent or the Exchange Agent that such Tax either has been paid or is not payable.

                      (d) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall be made thereafter, other than transfers of Shares that have occurred prior to the Effective Time. In the event that, after the Effective Time, certificates for Shares (other than Shares referred to in Section 1.6(b) hereof) are presented to the Surviving Corporation, its transfer agent or the Exchange Agent, they shall be cancelled and exchanged for cash as provided in Section 1.6(a) hereof. No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately before the Effective Time represented outstanding Shares.

                      (e) The Merger Consideration paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 1.8(c) hereof, stock transfer Taxes payable by such holder.

                      (f) Promptly following the date which is one year after the Effective Time, the Exchange Agent shall deliver to Parent all cash (including interest received with respect thereto), certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares and Shares referred to in Section 1.6(b) hereof) may surrender such certificate to Parent and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration thereof the aggregate Merger Consideration relating thereto payable upon surrender of such certificate, without any interest or dividends thereon.

                      (g) None of the Company, Merger Sub, Parent or the Exchange Agent shall be liable to any holder of Shares for cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

         1.9          Options.

                      (a) The Company hereby represents and warrants, and based thereon Parent and Merger Sub hereby acknowledge, that (i) all outstanding options to purchase Shares (the "Company Options") granted under the Company's stock option plans referred to in Section 2.14 of the Company Disclosure Letter (as hereinafter defined), each as amended (collectively, the "Company Option Plans"), whether or not then exercisable or vested, shall, pursuant to the terms of the Company Option Plans, be cancelled as of the consummation of the Offer and the holders thereof shall be entitled to receive from Parent upon consummation of the Offer, in respect of each Share subject to such Company Option, an amount in cash equal to the excess, if any, of the Per Share Amount over the exercise price per share thereof (such payment to be net of applicable withholding taxes).

                      (b) The Company hereby represents and warrants that all Company Option Plans provide, or have been or will be amended as and when required to provide for the actions described in Section 1.9(a) hereof. The Company shall cause the Company Option Plans to terminate as of the Effective Time.

         1.10 Certificate of Incorporation and Bylaws. Subject to Section 5.5 hereof, at the Effective Time, the Certificate of Incorporation and the Bylaws of the Surviving Corporation shall be the Certificate of Incorporation and the Bylaws of Merger Sub in effect at the Effective Time (subject to any subsequent amendments).

         1.11 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified.

         1.12 Other Effects of Merger. The Merger shall have all further effects as specified in the applicable provisions of the DGCL.

         1.13         Proxy Statement.

                      (a) If required by applicable Law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law:

                             (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of the Shares by Merger Sub pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                             (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and shall (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (as amended or supplemented, the "Proxy Statement") to be mailed to its stockholders and (y) obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                             (iii) include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of approval of the Merger and the adoption of this Agreement.

                      (b) Parent agrees that it will provide the Company with the information concerning Parent and Merger Sub required to be included in the Proxy Statement and will vote, or cause to be voted, all of the Shares then owned by it, Merger Sub or any of its other Subsidiaries and affiliates in favor of approval of the Merger and the adoption of this Agreement.

                      (c) Each of Parent, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Proxy Statement as and to the extent it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall have become necessary, in order to make statements contained therein, in light of the circumstances in which they were made, not misleading, and the Company further agrees to take all steps necessary to cause the Proxy Statement, as so corrected or supplemented, to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

         1.14 Merger Without Meeting of Stockholders. Notwithstanding Section
1.13 hereof, in the event that Parent, Merger Sub or any other Subsidiary of Parent shall acquire at least 90 percent of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with the DGCL.

         1.15 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                 ARTICLE II.

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub that, except as set forth in the correspondingly numbered Sections of the letter, dated the date hereof, from the Company to Parent (the "Company Disclosure Letter"):

         2.1 Organization and Good Standing. The Company and each of the
Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and any necessary governmental approval to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of the Company Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have or be reasonably likely in the future to have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole ("Company Material Adverse Effect") or prevent or delay the consummation of the Offer or the Merger. The Company has heretofore made available to Parent accurate and complete copies of the Certificate of Incorporation and Bylaws or other governing instruments, as currently in effect, of the Company and each Company Subsidiary. For purposes of this Agreement, the term "Company Subsidiary" shall mean any corporation, partnership or other legal entity of which the Company (either alone or through or together with any other Subsidiary) owns a majority of the capital stock or other equity interests, and the Company is entitled to vote for the election of the board of directors or other governing body of such corporation, partnership or other legal entity.

         2.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) 30,000,000 shares of Company Common Stock, (b) 800,000 shares of Class A Common Stock, par value $.01 per share (the "Company Class A Common Stock"), (c) 5,000 shares of Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), (d) 200,000 shares of Series B Preferred Stock (the "Series B Preferred Stock"), par value $1.00 per share, and (e) 500,000 shares of preferred stock, par value $.01 per share. As of the close of business on November 17, 1998, (a) 5,721,790 shares of Company Common Stock were issued and outstanding, and (b) no shares of Company Class A Common Stock, Series A Preferred Stock, Series B Preferred Stock or preferred stock were issued and outstanding. No other capital stock of the Company is authorized or issued. All issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and free of preemptive or similar rights. Except as set forth in the Company Filed Documents (as hereinafter defined) or Section 2.2 of the Company Disclosure Letter, as of the date hereof there were no, and as of the Expiration Date there will be no, outstanding options, warrants, rights or other commitments of any character whatsoever relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other interest in the ownership or earnings of the Company or other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security and there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. Except as set forth in
Section 2.2 of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of common stock of the Company or the capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

         2.3 Subsidiaries. Section 2.3 of the Company Disclosure Letter sets forth the name and jurisdiction of incorporation or organization of each Company Subsidiary, each of which is, except for directors' qualifying shares disclosed in the Company Disclosure Letter, wholly owned by the Company or another Company Subsidiary. All of the capital stock and other interests of the Company Subsidiaries so held by the Company are owned by it or a Company Subsidiary as indicated in Section 2.3 of the Company Disclosure Letter, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Company Subsidiaries directly or indirectly held by the Company are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive or similar rights and in compliance with applicable Laws. There are no outstanding options, warrants, rights or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

         2.4 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement by the stockholders of the Company to the extent required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The Board of Directors of the Company has approved this Agreement, the Stockholder
Agreement and the transactions contemplated hereby and thereby (including but not limited to the Offer, the Merger and the matters provided for in the Stockholder Agreement) so as to render inapplicable hereto and thereto the limitation on business combinations contained in Section 203 of the DGCL (or any similar provision). As a result, the only vote of holders of any class or series of the Company's capital stock required to adopt this Agreement and the transactions contemplated hereby, including the Merger, is the affirmative vote of a majority of the outstanding Shares, and if Section 253 of the DGCL is applicable to the Merger, no such vote shall be required. No other state takeover or control share statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, the Stockholder Agreement or any of the transactions contemplated hereby or thereby.

         2.5 Governmental Approvals. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent"), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization, domestic or foreign ("Governmental Authority"), on the part of the Company or any of the Company Subsidiaries is required in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL, (ii) filings with the SEC and the National Association of Securities Dealers, Inc. ("NASD"), and (iii) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and similar foreign requirements.

         2.6 No Violations. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of the Company or any of the Company Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Company Material Contract (as hereinafter defined), (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or any Company Subsidiary or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5 hereof, contravene any applicable provision of any statute, law, rule or regulation or any order, decision, injunction, judgment, award or decree ("Law") to which the Company or any Company Subsidiary or its or any of their respective assets or properties are subject.

         2.7 Securities Filings. The Company and, to the extent applicable, each of its then or current Company Subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since October 1996, each of which has complied in all material respects with the applicable requirements of the Securities Act (as hereinafter defined) or the Securities Exchange Act, each as in effect on the date so filed. The Company has made available to Parent true and complete copies of (i) its Annual
Reports on Form 10-K, as amended, for the years ended December 31, 1996 and 1997, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of the Company since October 1996, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by the Company with the SEC since October 1996 and prior to the date hereof (collectively, the "Company Filed Documents"). The reports and statements required to be filed or furnished to stockholders pursuant to the Securities Exchange Act subsequent to the date hereof, collectively with the Company Filed Documents, are referred to collectively herein as the "Company Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Company Securities Filings contained or, as to the Company Securities Filings subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted or, as to the Company Securities Filings subsequent to the date hereof, will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to executed agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Securities Exchange Act.

         2.8 Company Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company Securities Filings (the "Company Financial Statements") have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except, with respect to any Company Filed Documents, as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of the Company and the Company Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments (which in the aggregate are not material in nature or amount), and any other adjustments described in the Company Filed Documents.

         2.9 Absence of Certain Changes or Events. Except as set forth in the Company Filed Documents or Section 2.9 of the Company Disclosure Letter, since September 30, 1998, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (i) any event that, individually or in the aggregate, has had or is reasonably likely in the future to have a Company Material Adverse Effect, (ii) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption or other acquisition of any shares of capital stock or securities of the Company by the Company, (iii) any material damage or loss to any material asset or property, whether or not covered by insurance, (iv) any change by the Company in accounting principles or practices, (v) any revaluation by the Company of any material amount of its assets, including but not limited to, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (vi) any entry by the Company or any Company Subsidiaries into any commitment or transactions material to the Company and the Company Subsidiaries taken as a whole (other than commitments or transactions entered into in the ordinary course of business), or (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors or officers, or any employment, consulting or severance agreement or arrangement entered into with any such present or former directors, officers or employees of the Company or any of the Company Subsidiaries. Since October 1, 1998, neither the Company nor any Company Subsidiary has taken, or failed to take, any action that would have constituted a breach of Section 4.1 hereof had the covenants therein applied since that date.

         2.10 Compliance With Laws. Except as set forth in the Company Filed Documents, the business and operations of the Company and each of the Company Subsidiaries have been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which, individually or in the aggregate, have not had and would not be reasonably likely in the future to have a Company Material Adverse Effect.

         2.11 Permits. (i) The Company and the Company Subsidiaries have all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their respective businesses (collectively, "Company Permits"), (ii) neither the Company nor any of the Company Subsidiaries is in violation in any material respect of any Company Permit and (iii) no proceedings are pending or, to the knowledge of the Company, threatened, to revoke or limit any Company Permit.

         2.12 Litigation. Except as disclosed in the Company Filed Documents, there is no suit, action, investigation, claim or proceeding ("Litigation") pending or, to the best knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, nor is there any judgment, decree, writ, award, injunction, rule or order of any Governmental Authority outstanding against the Company or any of the Company Subsidiaries.

         2.13 Contracts. Except as set forth in Section 2.13 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement or instrument that (a) involves the payment of $200,000 or more, (b) has a remaining term of one year or more, (c) evidences indebtedness, or (d) is required to be described in or filed as an exhibit to any Company Securities Filing ("Company Material Contract") which is not so described in or filed as required by the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Securities Exchange Act. All such Company Material Contracts are valid and binding and are in full force and effect and enforceable against the Company or such Subsidiary and, to the knowledge of the Company, against the other parties thereto in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. Neither the Company nor any of the

Company Subsidiaries is in violation or breach of or default under any such Company Material Contract.

         2.14         Employee Benefit Plans.

                      (a) Section 2.14 of the Company Disclosure Letter contains a complete and accurate list of all Benefit Plans (as hereinafter defined) maintained or contributed to by the Company or any of the Company Subsidiaries ("Company Benefit Plan"). A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, any pension, profit sharing, severance, employment, change-in-control, bonus, stock bonus, deferred or supplemental compensation, retiree medical or life insurance, death benefit or insurance, retirement, thrift, stock purchase or stock option plan or any other compensation, welfare, fringe benefit, perquisite or retirement plan, or other material program, policy or arrangement of any kind or nature whatsoever, whether oral or written, providing for compensation, benefits for or the welfare of any or all of the current or former employees, directors, consultants or agents of the Company or any of the Company Subsidiaries or their beneficiaries or dependents. Each of the Company Benefit Plans has been maintained in compliance in all material respects with its terms and all applicable Law. Neither the Company nor any of the Company Subsidiaries contributes to or has contributed to, or has any outstanding liability with respect to, any Multiemployer Plan as defined in Section 3(37) of ERISA.

                      (b) Except as set forth in Section 2.14 of the Company Disclosure Letter: (i) each Benefit Plan has been established and administered in accordance with its terms and in compliance with applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended, together with all regulations thereunder, and any substitute or successor provisions thereof or thereunder (the "Code") and other applicable laws, rules and regulations; (ii) the Company has received no notice from any Governmental Authority questioning or challenging such compliance; (iii) each Benefit Plan which is intended to be qualified (within the meaning of Code Section 401(a)) is so qualified in form and operation and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification; (iv) no event has occurred and no condition exists with respect to a Benefit Plan that would subject the Company or any of the Company Subsidiaries, either directly or by reason of their affiliation with an ERISA Affiliate (as hereinafter defined) to any material tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (v) for each Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; (vi) no "reportable event" (as such term is defined in ERISA Section
4043), "prohibited transactions" (as such term is defined in ERISA Section 406 and Code Section 4975), "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) or failure to make by its due date a required installment under Code Section 412(m) has occurred with respect to any Benefit Plan or any other plan maintained for employees of any ERISA Affiliate of the Company or any of the Company Subsidiaries. "ERISA Affiliate," as applied to any person, means (i) any corporation which is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which that person is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control (within the meaning of Code Section 414(c)) of which that person is a member and (iii) any member of an affiliated service group (within the meaning of Code Section 414(m) and (o)) of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                      (c) With respect to any Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened and (ii) no facts or circumstances exist, to the knowledge of the Company, that could reasonably be expected to give rise to any such actions, suits or claims.

                      (d) Except as set forth in Section 2.14 of the Company Disclosure Letter and the accelerated vesting and cash-out of Company Options as described in Section 1.9 hereof, no Benefit Plan exists that could result in the payment to any present or former employee, director, consultant or agent of the Company or any Company Subsidiary of any money or other property, or accelerate or provide any other rights or benefits, to any such person as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G, and no payment in respect of a Benefit Plan would constitute an excess parachute payment under Code Section 280G.

                      (e) With respect to each Benefit Plan, the Company has made available to Parent a true and correct copy of (i) the Benefit Plans and all amendments thereto, (ii) the most recent annual report on Form 5500 filed with the IRS, (iii) each trust agreement and group annuity contract, if any, and all amendments thereto relating to such Benefit Plan, (iv) the most recent actuarial report or valuation relating to any such Benefit Plan subject to Title IV of ERISA, (v) the most recent IRS determination letter with respect to any such Benefit Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the Code and (vi) the most recent summary plan descriptions.

                      (f) As of the date hereof, (i) all material payments required to be made by or under any Benefit Plan, any related trusts, or any related collective bargaining agreement have been made or are being processed in accordance with normal operating procedures, and except as set forth in the Company's financial statements, all material amounts required to be reflected thereon have been properly accrued to date as liabilities under or with respect to each Benefit Plan for the current year.

                      (g) None of the Benefit Plans is subject to Title IV of ERISA.

                      (h) The Company does not have any post-retirement or similar obligations under any employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) or otherwise to provide health or death benefits to or in respect of current or former employees, directors, agents or consultants, except as specifically required by the continuation requirements of
Part 6 of Title I of ERISA.

         2.15 Taxes and Tax Returns. Except as set forth in Section 2.15 of the Company Disclosure Letter:

                      (a) The Company and each of the Company Subsidiaries and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of the Company Subsidiaries is or has been a member has timely filed, or caused to be timely filed all Tax Returns (as hereinafter defined) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established in accordance with generally accepted accounting principles, consistently applied, or which are being contested in good faith. All such Tax Returns were true, correct and complete in all material respects. None of the Tax Returns contains any position which is or would be subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign Tax law). There are no claims or assessments pending against the Company or any of the Company Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of the Company Subsidiaries (other than in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith or are immaterial in amount). Neither the Company nor any of the Company Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any Taxes. There are no outstanding requests by the Company or any of the Company Subsidiaries for any extension of time within which to file any Tax Return or within which to pay any material amounts of Taxes shown to be due on any return. No claim has been made in writing to the Company or to any of the Company Subsidiaries in the past three years by an authority in a jurisdiction where the Company or the Company Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction, nor is there any meritorious basis for an investigation or other proceeding that would result in such an assessment. To the best knowledge of the Company, there are no liens for Taxes on the assets of the Company or any of the Company Subsidiaries except for statutory liens for current Taxes not yet due and payable.

                      (b) Section 2.15 of the Company Disclosure Letter sets forth (1) the taxable years of the Company and the Company Subsidiaries as to which the respective statutes of limitations have not expired, and (2) with respect to such years, sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which Tax Returns have not yet been filed.

                     (c) All material elections with respect to Tax affecting the Company as of the date hereof are set forth in Section 2.15(c) of the Company Disclosure Letter.

                      (d) Neither the Company nor any of the Company Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of the Company Subsidiaries has made any payments, or is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 162(m) or 280G of the Code or any similar provision of foreign, state or local law. Neither the Company nor any of the Company Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement or arrangement. Except for the group of which the Company is presently the common parent, neither the Company nor any of its Company Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code.

                      (e) Neither the Company nor any of its Company Subsidiaries has (i) a material amount of income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction); or (ii) deferred gain or loss arising out of any deferred intercompany transaction. Neither the Company nor any Company Subsidiary has any excess loss account (as defined in Treasury Regulation
Section 1.1502-19) with respect to the stock of any Company Subsidiary. No "ownership change" (within the meaning of Section 382(g) of the Code) has, to the Company's knowledge, occurred prior to the date hereof which currently limits the Company's ability to utilize any net operating loss carryovers under
Section 382 of the Code.

                      (f) For purposes of this Agreement, the term "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

         2.16         Ownership and Use of Assets and Properties.

                      (a) The Company and its Subsidiaries have good and marketable title to all assets and properties which the Company and the Subsidiaries own, including, without limitation, the assets and properties reflected in the Company Financial Statements or acquired after the date of the Company Financial Statements (other than assets and properties sold or otherwise disposed of since such date in the ordinary course of business and consistent with past practice), free and clear of all liens or other encumbrances, except for liens or imperfections of title which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate ("Permitted Liens").

                      (b) The Company and its Subsidiaries do not own any real property. Section 2.16(b) of the Company Disclosure Letter contains a complete and correct list of all real property leased by such persons (the "Leased Real Property"), in each case indicating the entity leasing such property and the persons from whom such property is being leased. The Company and the Company Subsidiaries have previously made available to the Parent complete and correct copies of each such lease (and any amendments). The Company and the Company Subsidiaries have good and marketable title to all structures, plants, leasehold improvements, systems, fixtures and other property located on or about any of the Leased Real Property, to the extent that the same are used by the Company and the Company Subsidiaries in the conduct of their business, free of any liens or other encumbrances other than Permitted Liens or as disclosed in Section 2.16(b) of the Company Disclosure Letter. No work has been performed on or with respect to or in connection with any of the Leased Real Property that would cause such Leased Real Property to become subject to any mechanics', materialmen's, workmen's, repairmen's, carriers' or similar liens which would result in a Company Material Adverse Effect and which will not be paid by the Company or any such Subsidiary, as the case may be, in the ordinary course of its business consistent with past practice. The structures, plants, improvements, systems (including, without limitation, heating, ventilation, air conditioning, electrical, plumbing, fire sprinkler, lighting, elevator and other mechanical systems) and fixtures (including, without limitation, storage tanks or other impoundment vessels, whether above or below ground) located in or about each such parcel of Leased Real Property conform in all material respects with all legal requirements and are in good operating condition and repair, ordinary wear and tear excepted. Each such parcel of Leased Real Property, in view of the purposes for which it is currently used, conforms in all material respects with all covenants or restrictions of record and conforms in all material respects with all applicable building codes and zoning requirements, and the Company is not aware of any proposed material change in any such governmental or regulatory requirements or in any such zoning requirements. The Company and the Company Subsidiaries have all easements, rights-of-way and similar rights necessary to conduct their respective businesses as presently conducted and to use the items of Leased Real Property as currently used, including, without limitation, easements and licenses for pipelines, power lines, water lines, roadways and other access the absence of which would result in a Company Material Adverse Effect.

                      (c) All personal property of the Company, whether or not reflected in the Company Financial Statements, is in good operating condition and repair, ordinary wear and tear excepted, is physically located at or about the places of business of the Company and the Company Subsidiaries and is owned outright by the Company and the Company Subsidiaries or is validly leased under one of the personal property leases set forth in Section 2.16(c) of the Company Disclosure Letter. The maintenance and operation of all such assets and properties has complied in all material respects with all applicable laws, regulations, ordinances, contractual commitments and obligations. None of such personal property with a fair market value of $200,000 or more is subject to any agreement, arrangement or understanding for its use by any person other than the Company and the Company Subsidiaries. Except as set forth in Section 2.16(c) of the Company Disclosure Letter, no item of tangible personal property with a fair market value of $200,000 or more owned or used by the Company or the Company Subsidiaries as of the date of this Agreement is subject to any lien or other encumbrance.

                      (d) Except as set forth in Section 2.16(d) of the Company Disclosure Letter, with respect to any lease of Leased Real Property or any lease of personal property involving annual expenditures of $200,000 or more,
(i) each such lease is in full force and effect; (ii) all lease payments due to date on any such lease have been paid, and neither the Company, any Subsidiary nor (to the knowledge of the Company) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default in any material respect by the Company, any Subsidiary or (to the knowledge of the Company) any other party under such lease; and (iii) to the knowledge of the Company, there are no disputes or disagreements between the Company and the Company Subsidiaries, on the one hand, and any other party with respect to any such lease.

         2.17 Intellectual Property. With respect to all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, trade names and tangible or intangible proprietary information or materials that are used in the respective businesses of the Company and the Company Subsidiaries as currently conducted, the Company has no knowledge (a) that such use violates the rights of any third person or (b) of any pending or threatened litigation involving such use, which violation or litigation in the aggregate has or could be reasonably expected to have a Company Material Adverse Effect.

         2.18 Insurance. Section 2.18 of the Company Disclosure Letter contains a complete and correct list of all insurance policies carried by, or covering, the Company and the Company Subsidiaries with respect to their businesses, assets and properties, together with, in respect of each such policy, the name of the insurer, the policy number, the type of policy and each pending claim. Complete and correct copies of each such policy have previously been provided to Parent. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due on such policies have been paid in a timely manner and the Company and the Company Subsidiaries have complied in all material respects with the terms and provisions of such policies.

         2.19         Environmental Matters.

                      (a) Except as set forth in Section 2.19 of the Company Disclosure Letter and except as, individually or in the aggregate, have not had and are not reasonably likely in the future to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Offer or the
Merger:

                             (i) the Company and the Company Subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all Environmental Laws (as hereinafter defined);

                             (ii) the Company and the Company Subsidiaries hold all Environmental Permits (as hereinafter defined) (each of which is in full force and effect) required for any of their current operations and for any property owned, leased, or otherwise operated by any of them, and are, and within the period of all applicable statutes of limitation have been, in compliance with the terms of all such Environmental Permits;

                             (iii) no review by, or approval of, any
         Governmental Authority or other person is required under any Environmental Law in connection with the execution or delivery of this Agreement;

                             (iv) neither the Company nor any of the Company Subsidiaries has received any written notice of Environmental Claim (as hereinafter defined) and, to the knowledge of the Company, no such Environmental Claims are currently pending or threatened;

                             (v) to the knowledge of the Company, Hazardous Materials (as hereinafter defined) are not present on any property owned, leased or operated by the Company or any Company Subsidiaries that is reasonably likely to form the basis of any Environmental Claim against any of them, and neither the Company nor any of the Company Subsidiaries has reason to believe that Hazardous Materials are present on any other property that is reasonably likely to form the basis of any Environmental Claim against any of them; and

                             (vi) the Company has informed the Parent and Merger Sub of: (A) all material facts which the Company reasonably believes could form the basis of a material Environmental Claim against any person (including, without limitation, any predecessor of the Company or any of the Company Subsidiaries whose liability the Company or any of the Company Subsidiaries has or may have retained or assumed, either contractually or by operation of law, arising out of non-compliance with any Environmental Law or the presence of Hazardous Materials at any location owned, operated or leased by the Company or the Company Subsidiaries or on any other property; (B) all currently estimated material costs the Company reasonably expects it and any of the Company Subsidiaries to incur to comply with Environmental Laws during the next three years; and (C) all currently estimated material costs the Company and any of the Company Subsidiaries reasonably expect to incur for ongoing, and reasonably anticipated, investigation and remediation of Hazardous Materials (including, without limitation, any payments to resolve any threatened or asserted Environmental Claim for investigation and remediation costs).

                      (b) For purposes of this Agreement, the terms below shall have the following meanings:

         "Environmental Claim" means any claim, demand, action, suit, complaint, proceeding, directive, investigation, lien, demand letter, or notice of alleged noncompliance, violation or liability, by any person or entity asserting liability or potential liability (including without limitation, liability or potential liability for enforcement, investigatory costs, remediation costs, operation and maintenance costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties), regardless of legal theory, arising out of, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location or (ii) otherwise relating to obligations or liabilities under any Environmental Law.

         "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States or any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

         "Environmental Permit" means all permits, licenses, registrations, approvals, exemptions and other filings with or authorizations by any Governmental Authority under any Environmental Law.

         "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof), petroleum products, asbestos, asbestos-containing materials, pollutants and contaminants that are regulated pursuant to any Environmental Laws.

         2.20 Labor Relations. No employee of the Company or any of the Company Subsidiaries is represented by any union or other labor organization. There have been no organizational efforts by any labor union or other collective bargaining representative with respect to any employees of the Company or any Company Subsidiary. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries. No complaint against the Company or any of the Company Subsidiaries is pending or, to the knowledge of the Company, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar foreign, state or local agency, by or on behalf of any employee of the Company or any of the Company Subsidiaries. The Company and each Company Subsidiary is in compliance in all material respects with all laws and regulations governing workplace safety, terms and conditions of employment, payment of wages and overtime, employment of non-citizens, discrimination in the workplace, and other employment and labor laws. The Company and each Company Subsidiary has not engaged in any unfair labor practice.

         2.21 Offer Documents; Proxy Statement. The Proxy Statement will comply in all material respects with the applicable requirements of the Securities Exchange Act except that no representation or warranty is being made by the Company with respect to any information supplied to the Company by Parent or Merger Sub or any of their Affiliates specifically for inclusion in the Proxy Statement. The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC or first sent to stockholders, at the time of the Company's stockholders' meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the meeting of the Company's stockholders held for approval of the Merger which has become false or misleading. Neither the Schedule 14D-9 nor any of the information relating to the Company or its affiliates provided by or on behalf of the Company specifically for inclusion in the Schedule 14D-1 or the Offer Documents will, at the respective times the Schedule 14D-9, the Schedule 14D-1 and the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to written information supplied by Parent or Merger Sub or their Affiliates specifically for inclusion in the Schedule 14D-9. The
Schedule 14D-9 will comply in all material respects with the Securities Exchange Act.

         2.22 Finders and Investment Bankers. Neither the Company nor any of its officers or directors has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions or financial advisors' or finders' fees in connection with the transactions contemplated hereby, other than pursuant to an agreement with the Financial Advisor, a copy of which has been provided to Parent.

         2.23 Fairness Opinion. The Company's Board of Directors has received from the Financial Advisor a written opinion addressed to it to the effect that, as of the date hereof, the consideration to be paid to stockholders pursuant to each of the Offer and the Merger is fair to such stockholders from a financial point of view.

         2.24 Related Party Transactions. Except as set forth in the Company Filed Documents, no director, officer or affiliate of the Company, including for these purposes, the Stockholders, or director, officer or partner of such affiliate (each a "Related Party") (i) has outstanding any indebtedness or other similar obligation to the Company or any of the Company Subsidiaries or
(ii) other than employment-related benefits contemplated by or disclosed in this Agreement, is a party to any legally binding material contract, commitment or obligation to, from or with the Company or any Company Subsidiary.

                                 ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company that:

         3.1 Organization and Good Standing. Each of Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and have all requisite corporate power and authority and any necessary governmental authority to own, lease and operate their properties and to carry on business as now being conducted.

         3.2 Authorization; Binding Agreement. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the respective Boards of Directors of Parent and Merger Sub, as appropriate, and no other corporate proceedings on the part of Parent, Merger Sub or any other Subsidiary of Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the requisite approval by the sole stockholder of Merger Sub of this Agreement and the Merger). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes the legal, valid and binding agreements of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         3.3 Governmental Approvals. No Consent from or with any Governmental Authority on the part of Parent or Merger Sub is required in connection with the execution or delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby other than (i) filings under the HSR Act and similar foreign requirements,
(ii) filings with the SEC and the NASD, and (iii) those Consents that, if they were not obtained or made, would not prevent or materially delay consummation of the Offer or the Merger, or prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement.

         3.4 No Violations. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and compliance by Parent with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of Parent or any of the Parent Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material contract, instrument, permit, license or franchise to which the Parent is a party or by which Parent or any of its assets or property is subject, (iii) result in the creation or imposition of any material lien or encumbrance of any kind upon any of the assets of Parent or any Subsidiary of Parent or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.4 hereof, contravene any Law to which Parent or any Subsidiary of Parent or its or any of their respective assets or properties are subject.

         3.5 Offer Documents; Proxy Statement. None of the information supplied by Parent, Merger Sub or their respective officers, directors, representatives, agents or employees (the "Parent Information"), specifically for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company's stockholders' meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such stockholders' meeting which has become false or misleading. Neither the Schedule 14D-1, the Offer Documents, nor any Parent Information provided by Parent or Merger Sub specifically for inclusion in the Schedule 14D-9 will, at any time the Offer Documents are filed with the SEC or first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any information that has been supplied by the Company or its accountants, counsel or other authorized representatives for use in any of the foregoing documents. The
Schedule 14D-1 and the Offer Documents will comply as to form in all material respects with the provisions of the Securities Exchange Act.

         3.6 Finders and Investment Bankers. Neither Parent nor Merger Sub nor any of their respective officers or directors has employed any broker, finder or financial advisor or otherwise incurred any liability for any brokerage fees, commissions or financial advisors' or finders' fees in connection with the transactions contemplated hereby, other than pursuant to an agreement with Bear, Stearns & Co. Inc.

         3.7 Financing. Parent has funds available to it sufficient to purchase the Shares in accordance with the terms of this Agreement and sufficient to consummate the Merger.

         3.8 No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing in connection therewith), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

                                  ARTICLE IV.

                      ADDITIONAL COVENANTS OF THE COMPANY

         The Company covenants and agrees as follows:

         4.1          Conduct of Business of the Company and the Company
Subsidiaries.

                      (a) During the period from the date of this Agreement to the Effective Time, (i) the Company shall, and shall cause the Company Subsidiaries to, conduct their businesses in the ordinary course and consistent with past practice, and the Company shall, and shall cause the Company Subsidiaries to, use their reasonable best efforts to preserve intact their business organization, keep available the services of their officers and employees and preserve intact the present commercial relationships of the Company and the Company Subsidiaries with all persons with whom they do business and (ii) without limiting the generality or effect of the foregoing, the Company shall not, and shall cause each Company Subsidiary not to:

                             (A) amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) or change the number of directors constituting the entire Board of Directors of the Company or any of the Company Subsidiaries;

                             (B) authorize for issuance, issue, deliver, grant, sell, pledge, or otherwise dispose of or propose to issue, deliver, grant, sell, pledge or otherwise dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of the Company Subsidiaries including, but not limited to, stock appreciation rights, phantom stock, any securities convertible into or exchangeable for shares of stock of any class of the Company or any of the Company Subsidiaries; provided, however, that the foregoing shall not prohibit the issuance of Shares upon the exercise of Company Options granted prior to the date of this Agreement;

                             (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock, securities or other property or any combination thereof) in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any shares of its capital stock or other securities;

                             (D) (a) except in the ordinary course of business consistent with past practice (i) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person or (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to a Company Subsidiary); (b) acquire the stock or the assets of, or merge or consolidate with, any other person; (c) voluntarily incur any liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice; or
         (d) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed of the Company and the Company Subsidiaries other than sales of products in the ordinary course of business and in a manner consistent with past practice; (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than in the ordinary course of business consistent with past practice); (f) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice, or amend, alter or terminate any Company Material Contract; or (g) except as set forth in
         Section 4.1 of the Company Disclosure Letter, authorize any single capital expenditure which is in excess of $200,000 or capital expenditures (during any month period) which are, in the aggregate, in excess of $200,000 for the pany and the Company Subsidiaries taken as a whole;


                             (E) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any Benefit Plan, employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and set forth in Section 4.1 of the Company Disclosure Letter;

                             (F) except as may be required as a result of a change in Law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

                             (G) make any material Tax election, settle or compromise any material federal, state, local or foreign Tax liability, or waive any statute of limitations for any Tax claim or assessment;

                             (H) settle or compromise any material pending or threatened suit, action or claim;

                             (I) adopt a plan of complete or partial
         liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

                             (J) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (a) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice and (b) of liabilities required to be paid, discharged or satisfied pursuant to the terms of any contract in existence on the date hereof or entered into in accordance with this Section 4.1;

                             (K) permit any insurance policy naming the Company or any Company Subsidiary as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice; or

                             (L) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in this
         Section 4.1(a) or take or omit to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect in any material respect as of the date when made if such action had then been taken or omitted, or would result in any of the Offer Conditions or the conditions set forth in Article VI hereof not being satisfied.

                      (b) The Company shall, and the Company shall cause each of the Company Subsidiaries to, use its or their best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company Permits necessary for such business.

         4.2 Notification of Certain Matters. The Company shall give prompt notice to Parent if any of the following occur after the date of this
Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;
(ii) receipt of any notice or other communication from any Governmental Authority (including, but not limited to, the SEC, the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement;
(iii) the occurrence of an event which would or would be reasonably likely in the future to (A) have a Company Material Adverse Effect or prevent or delay the consummation of the Offer or the Merger or (B) cause any Offer Condition to be unsatisfied at any time prior to the consummation of the Offer; (iv) any breach by the Company of any provision hereof; or (v) the commencement or threat of any Litigation involving or affecting the Company or any of the Company Subsidiaries, or any of their respective properties or assets, or, to its knowledge, any
                                      30
employee, agent, director or officer, in his or her capacity as such, of the Company or any of the Company Subsidiaries.

         4.3 Access and Information. Between the date of this Agreement and the Effective Time, the Company shall give, and shall cause its accountants and legal counsel to give, Parent and its respective authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all personnel, offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and the Company Subsidiaries, shall permit the foregoing persons to make such reasonable inspections as they may require and shall cause its officers promptly to furnish Parent with (a) such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request, and (b) a copy of each report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of applicable securities laws or the NASD.

         4.4 Stockholder Approval. As soon as practicable following the consummation of the Offer, the Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting upon the approval and adoption of this Agreement and the transactions contemplated hereby and thereby (the "Company Proposals"), if such meeting is required. Except as otherwise contemplated by this Agreement, (i) the Board of Directors of the Company shall recommend to the stockholders of the Company that they approve the Company Proposals, (ii) the Company shall include in the Proxy Statement the unanimous recommendation of the Company's Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the transactions contemplated hereby and the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair from a financial point of view and (iii) the Company shall use its reasonable best efforts to obtain any necessary approval by the Company's stockholders of the Company Proposals. Notwithstanding the foregoing, in the event that Merger Sub shall acquire at least 90 percent of the outstanding Shares, the Company agrees, at the request of Merger Sub, subject to Article VI, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's stockholders, in accordance with Section 253 of the DGCL.

         4.5 Reasonable Best Efforts. Subject to the terms and conditions herein provided, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Offer and the Merger and the transactions contemplated thereby, (ii) timely making all necessary filings under the HSR Act and similar foreign Laws and (iii) having vacated, dismissed or withdrawn any order, stay, decree, judgment or injunction of any

Governmental Authority which temporarily, preliminarily or permanently prohibits or prevents the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

         4.6 Public Announcements. So long as this Agreement is in effect, the Company shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Offer or the Merger or the transactions contemplated hereby without the consent of Parent, except for such of the foregoing as the Company determines is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case the Company, prior to making such announcement, shall consult in advance with Parent regarding the same.

         4.7 Compliance. In consummating the transactions contemplated hereby, the Company shall comply, and cause the Company Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

         4.8          No Solicitation.

                      (a) The Company shall, and shall cause the Company Subsidiaries and the respective officers, directors, employees, representatives and agents of the Company and the Company Subsidiaries to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any of the respective officers, directors or employees of the Company and the Company Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of the Company Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information other than publicly available information provided pursuant to routine stockholder requests consistent with past practice), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the Expiration Date and following the receipt of a Superior Proposal (as hereinafter defined), the Board of Directors of the Company determines in good faith, based upon the advice of outside counsel, that such action is consistent with the Board of Directors' fiduciary duties to the Company's stockholders under applicable Law, the Company may, in response to a Superior Proposal that was made in circumstances not otherwise involving a breach of this Agreement, and subject to compliance with Section 4.8(c), (x) furnish information with respect to the Company and the Company Subsidiaries to any person pursuant to a confidentiality agreement having terms substantially the same as the Confidentiality Agreement (as hereinafter defined), provided that (i) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and (ii) the Company advises Parent of all such nonpublic information delivered to such person concurrently with or promptly following its delivery to the requesting party, and (y) participate in negotiations regarding such Superior Proposal. "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15 percent or more of the assets of the Company and the Company Subsidiaries or 15 percent or more of any class of equity securities of the Company or any Company Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15 percent or more of any class of equity securities of the Company or any Company Subsidiary, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary, but does not include the transactions contemplated by this Agreement.

                      (b) Except as set forth in this Section 4.8, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Offer, the Merger, or the Stockholder Agreement, (ii) approve or recommend any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Expiration Date the Board of Directors of the Company determines in good faith, in response to a Superior Proposal that was made in circumstances not otherwise involving a breach of this Agreement, upon receipt of written advice from outside counsel, that such action is consistent with the Board of Directors' fiduciary duties to the Company's stockholders under applicable Law, the Board of Directors of the Company may (subject to this and the following sentences) take any of the foregoing actions at any time that is after the second business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and providing notice of the determination of the Board of Directors of the Company of what action referred to herein the Board of Directors of the Company expects to take. The foregoing proviso shall not prevent the Board of Directors of the Company from taking any actions described in clause (x) within two business days of the Expiration Date so long as the notice described in the foregoing proviso is received by Parent prior to Noon, New York City time, on the then scheduled Expiration Date. For purposes of this Agreement, a "Superior Proposal" means a bona fide written Takeover Proposal which (i) a majority of the members of the Board of Directors of the Company determines, in their good faith judgment (which may be based on the opinion of independent financial advisors) that the value of the consideration provided for in such proposal exceeds the Per Share Amount then provided in the Offer, and, considering all relevant factors, is more favorable to the Company and its stockholders than the Offer and the Merger and (ii) for which financing, to the extent required, is then fully committed. Notwithstanding anything to the contrary contained herein, the Board of Directors may not withdraw or modify its approval of the Stockholders Agreement or the transactions contemplated thereby for purposes of Section 203 of the DGCL (or any similar provision).

                      (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.8, the Company shall promptly advise Parent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or the Takeover Proposal and the identity of the person making such request or Takeover Proposal and shall keep Parent promptly advised of all significant developments which could reasonably be expected to culminate in the Board of Directors of the Company withdrawing, modifying or amending its recommendation of the Offer, the Merger and the transactions contemplated by this Agreement.

                      (d) Nothing contained in this Section 4.8 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act or from making any disclosure to the Company's stockholders; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except in accordance with Section 4.8(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Offer or the Company Proposals or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

         4.9 SEC and Stockholder Filings. The Company shall send to Parent a copy of all public reports and materials as and when it sends the same to its stockholders, the SEC or any state or foreign Governmental Authority.

         4.10 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute") is or may become applicable to the Offer or the Merger, the Company and the members of its Board of Directors shall grant such approvals, and take such actions as are necessary so that the transactions contemplated by this Agreement and the Company Proposals may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby.

         4.11 Related Party Agreements. Except as set forth in Section 4.11 of the Company Disclosure Letter and except for employment-related agreements or obligations contemplated by or disclosed in this Agreement, the Company shall take all actions necessary to terminate, effective as of the Effective Time, all contracts, commitments or obligations to, from or with the Company or Company Subsidiary, on the one hand, and any Related Party, on the other hand.

                                  ARTICLE V.

                        ADDITIONAL COVENANTS OF PARENT

         Parent covenants and agrees as follows:

         5.1 Reasonable Best Efforts. Subject to the terms and conditions herein provided, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Offer and the Merger and the transactions contemplated thereby, (ii) timely making all necessary filings under the HSR Act and similar foreign Laws and (iii) having vacated, dismissed or withdrawn any order, stay, decree, judgment or injunction of any Governmental Authority which temporarily, preliminarily or permanently prohibits or prevents the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. Notwithstanding any other provision hereof, in no event shall Parent, Merger Sub or any of their Affiliates (collectively, the "Parent Group") be required to take or fail to take any action in order to obtain or make a Consent arising out of any contractual or legal obligation of or applicable to the Company or the Company Subsidiaries, other than obligations such as those under the HSR Act which apply to both the Company and the Parent Group and then only to the extent applicable to the Parent
Group, and in no event shall any member of the Parent Group be required to enter into or offer to enter into any divestiture, hold-separate, business limitation or similar agreement or undertaking in connection with this Agreement or the transactions contemplated hereby.

         5.2 Public Announcements. So long as this Agreement is in effect, Parent shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Offer or the Merger or the transactions contemplated hereby without the consent of the Company, except for such of the foregoing as to which Parent determines is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, any stock exchange on which shares the Parent's capital stock are listed or the NASD, in which case Parent, prior to making such announcement, shall consult in advance with the Company regarding the same.

         5.3 Compliance. In consummating the transactions contemplated hereby, Parent shall comply, and shall cause its Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

         5.4          [Intentionally omitted].

         5.5          Indemnification, Exculpation and Insurance

                      (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of the current or former directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation or Bylaws or pursuant to agreements existing on the date of this Agreement shall be assumed by the Surviving Corporation, and Parent shall cause the Surviving Corporation to honor such obligations in accordance with the terms thereof, without further action, as of the Effective Time, and such rights will continue in full force and effort in accordance with their respective terms. Such rights, and the Surviving Corporation's and Parent's related obligations, shall apply in all respects to the current or former directors, officers and employees of each of the Company Subsidiaries as though such directors, officers and employees were entitled to indemnification rights pursuant to the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof or pursuant to such agreements, as the case may be. In addition, from and after the Effective Time, directors and officers of the Company who become or remain directors or officers of Parent shall be entitled to the same indemnity rights and protections (including those provided by directors' and officers' liability insurance) as are afforded to other directors and officers of Parent. Notwithstanding any other provision hereof, the provisions of this Section 5.5 (i) are intended to be for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                      (b) Parent shall, and shall cause the Surviving Corporation or one of its Affiliates to, maintain in effect for six years after the Effective Time policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of the Company and the Company Subsidiaries on the date hereof (and having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by such policies as insured) with respect to claims arising from any actual or alleged wrongful act or omission occurring at or prior to the Effective Time for which a claim has not been made against any director or officer of the Company or any director or officer of the Company Subsidiaries prior to the Effective Time.

         5.6 Certain Share Purchases Prohibited. Parent and Merger Sub agree that they shall not, and that they shall cause their Affiliates not to, purchase or arrange for the purchase of any Shares at any time prior to the Effective Time, other than pursuant to the Offer or in connection with the cashout of Company Options to purchase Shares as contemplated by Section 1.9 hereof or pursuant to the Stockholder Agreement.


                                  ARTICLE VI.

                               MERGER CONDITIONS

         The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions, provided that the obligation of each party to effect the Merger shall not be relieved by the failure of any such conditions if such failure is the proximate result of any breach by such party of any of its material obligations under this Agreement:

         6.1 Offer. Merger Sub shall have accepted for payment all Shares validly tendered in the Offer and not withdrawn. Neither Parent nor Merger Sub may invoke this condition if Merger Sub fails to purchase Shares so tendered and not withdrawn in violation of the terms of this Agreement or the Offer.

         6.2 Stockholder Approval. If required, the Company Proposals shall have been approved at or prior to the Effective Time by the requisite vote of the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws, which the Company has represented shall be solely the affirmative vote of a majority of the outstanding Shares.

         6.3 No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which temporarily, preliminarily or permanently prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time.

         6.4 Other Approvals. On or prior to the Closing Date, the waiting period (and any extension thereof) applicable to the Merger under the HSR Act and any similar foreign Laws shall have been terminated or shall have expired and all Consents necessary for the consummation of the Merger shall have been obtained.

         6.5 Conditions of Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the condition (which may be waived in whole or in part by Parent) that the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the earlier of (i) such time as Parent's or Merger Sub's designees shall constitute at least a majority of the Company's Board of Directors pursuant to
Section 1.3 of this Agreement and (ii) the Closing Date; provided, however, that no failure by the Company to have so performed any such obligation shall constitute a failure of satisfaction of the foregoing condition where the Company's failure of performance was caused by Parent.

                                 ARTICLE VII.

                          TERMINATION AND ABANDONMENT

         7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the stockholders of the Company and the stockholders of Parent described herein:

                      (a) by mutual written consent of Parent and the Company;

                      (b) by Parent or the Company:

                             (i) if the Offer is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder; provided, however, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 7.1(b)(i) if such party shall have materially breached this Agreement; or

                             (ii) if any Governmental Authority shall have issued an order, decree, ruling or injunction or taken any other action permanently enjoining, restraining or otherwise prohibiting acceptance for payment of Shares pursuant to the Offer or the consummation of the Merger or, for the benefit of Parent only, the Stockholder Agreement and such order, decree, ruling, injunction or other action shall have become final and nonappealable; provided, however, that Parent or the Company, as the case may be, may not terminate this Agreement pursuant to this Section 7.1(b)(ii) if it has not complied with its obligations under Section 5.1 hereof or
         Section 4.5 hereof with respect to such order, decree, ruling, injunction or other action;

                      (c) by the Company if (i) Parent or Merger Sub fails to commence the Offer as provided in Section 1.1 hereof, or (ii) Parent or Merger Sub shall not have accepted for payment and paid for Shares pursuant to the Offer in violation of the terms hereof and thereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(c) if the Company shall have materially breached this Agreement;

                      (d) by Parent if the Company shall have breached in any material respect any of its material covenants or other agreements contained in this Agreement which breach or failure to perform is incapable of being cured or, the Company having been given reasonable written notice of such breach by Parent, has not been cured within one business day prior to the then scheduled Expiration Date;

                      (e) by Parent if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified or changed in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer or any of the Company Proposals, or approved or recommended any Takeover Proposal or (ii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

                      (f) by the Company if Parent shall have breached in any material respect any of its material covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or, Parent having been given reasonable written notice of such breach by the Company, has not been cured within one business day prior to the Expiration Date;

                      (g) by the Company in order to enter into an Acquisition Agreement providing for a Superior Proposal entered into in accordance with
Section 4.8, provided that prior thereto the

Company has reimbursed Parent for all reasonable out-of-pocket charges and expenses incurred by Parent or its Affiliates in connection with this Agreement and the transactions contemplated hereby in accordance with Section 7.2; or

                      (h) by Parent, if the Company, any of its officers or directors or financial or legal advisors shall take any of the actions that would be proscribed by Section 4.8 hereof but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the second sentence of Section 4.8(a) hereof or pursuant to the second and following sentences of Section 4.8(b) hereof.

         The party desiring to terminate this Agreement pursuant to the preceding paragraphs shall give written notice of such termination to the other party in accordance with Section 8.5 hereof.

         7.2          Effect of Termination and Abandonment.

                      (a) In the event of termination of this Agreement and the abandonment of the Offer or the Merger pursuant to this Article VII, this Agreement (other than this Section 7.2 and Article VIII hereof) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement prior to termination. If this Agreement is terminated as provided herein, each party shall hold in confidence in accordance with the terms and conditions of the Confidentiality Agreement all materials obtained from, or based on or otherwise reflecting or generated in whole or in part from information obtained from, any other party hereto in connection with the transactions contemplated by this Agreement, and shall not use any such materials for the purpose of competing with the businesses of the other parties hereto, whether obtained before or after the execution hereof.

                      (b) In the event that this Agreement is terminated (x) by the Company pursuant to Section 7.1(g) hereof or (y) by Parent pursuant to
Section 7.1(e) hereof, then the Company shall promptly pay Parent upon its request all reasonable out-of-pocket charges and expenses incurred by Parent or its Affiliates in connection with this Agreement and the transactions contemplated hereby, including without limitation reasonable attorneys' and accountants' fees and disbursements and fees and expenses of Parent's financial advisor and any information agent and depositary retained in connection with the Offer and all printing and mailing fees and expenses, in an amount not to exceed $1,500,000.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

         8.1 Confidentiality. Each of Parent, Merger Sub and the Company shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement dated June 3, 1998, between Parent and the Company (the "Confidentiality Agreement").

         8.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement among the Company (authorized by the affirmative vote required by Section 1.3, if applicable), Parent and Merger Sub.

         8.3 Waiver of Compliance; Consents. Any failure of the Company on the one hand, or Parent and Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent on the one hand, or the Company on the other hand (authorized by the affirmative vote required by Section 1.3, if applicable), only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

         8.4 Survival. The respective representations, warranties, covenants and agreements of the Company and Parent contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time or the earlier termination of this Agreement in accordance with its terms, except for those contained in Sections 1.7, 1.8, 1.9, 1.14, 5.5, 7.2(b) and 8.1 hereof, which shall survive beyond the Effective Time and, in the case of Section 8.1 hereof, which shall survive beyond any such earlier termination.

         8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (i)    if to the Company, to:

                             CN Biosciences, Inc.
                             10394 Pacific Center Court
                             San Diego, California 92121
                             Attention:     Stelios B. Papadopoulos
                             Facsimile:     (619) 450-5522
                             with a copy to:

                             Willkie Farr & Gallagher
                             787 Seventh Avenue
                             New York, New York  10019-6099
                             Attention:  Peter H. Jakes, Esq.
                             Facsimile:   (212) 728-8111

                             and

                      (ii)   if to Parent or Merger Sub, to:

                             EM Industries, Incorporated
                             7 Skyline Drive
                             Hawthorne, New York 10532
                             Attention:     Stephen J. Kunst
                             Facsimile:     (914) 592-8775

                             with copies to:

                             Coudert Brothers
                             1114 Avenue of the Americas
                             New York, New York  10036-7703
                             Attention:  Thomas J. Drago, Esq.
                             Facsimile:  (212) 626-4120


         8.6 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto except that Parent and Merger Sub may assign or delegate all or any of their respective rights and obligations hereunder to a direct or indirect wholly-owned Subsidiary or Subsidiaries of Parent, provided, however, that no such assignment or delegation shall relieve the assigning or delegating party of its duties hereunder.

         8.7 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of Parent under
Section 7.2(b) hereof.

         8.8 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of New York without regard to its conflict of laws principles.

         8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity,
(ii) unless otherwise specified herein, the term "Affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person and (iii) the term "Subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

         8.11 Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to, the Annex(es) attached hereto and the Company Disclosure Letter referred to herein, which Annex(es) and Company Disclosure Letter are incorporated herein by reference, the Confidentiality Agreement and the Stockholder Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement and such other documents, instruments and agreements supersede all prior agreements and the understandings between the parties with respect to such subject matter.

         8.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

         8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.


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


         8.14 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party; provided however, that the parties hereto specifically acknowledge that the provisions of Sections 1.9 and 5.5 hereof are intended to be for the benefit of, and shall be enforceable by, the current or former employees, officers and directors of the Company and/or the Company Subsidiaries affected thereby and their heirs and representatives and the provisions of Section 1.8(b) are intended to be for the benefit of, and shall be enforceable by, stockholders of the Company affected thereby and their heirs and representatives.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                             EM INDUSTRIES, INCORPORATED

                             By: /s/ Richard K. Hackett
                                 ----------------------------
                             Name: Richard K. Hackett
                             Title: Vice President, Finance


                             EM ACQUISITION CORP.


                             By: /s/ Dieter Janssen
                                 ----------------------------
                             Name: Dieter Janssen
                             Title: President & CEO


                             CN BIOSCIENCES, INC.


                             By: /s/ Stelios B. Papadopoulos
                                 ----------------------------
                             Name: Stelios B. Papadopoulos
                             Title: Chairman & CEO

                                                                         ANNEX I


                            Conditions to the Offer


         Notwithstanding any other provision of the Offer, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Securities Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance for payment of any tendered Shares and (except as provided in this Agreement) amend or terminate the Offer (whether or not any Shares have been theretofore purchased or paid for pursuant to the Offer) (A) unless the following conditions shall have been satisfied: (i) there shall be validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which represents a majority of the total voting power of the outstanding securities of the Company entitled to vote in the election of directors or in a merger ("Voting Securities") on a fully-diluted basis (the "Minimum Condition") ("on a fully-diluted basis" having the following meaning as of any date: the number of Voting Securities outstanding, together with Voting Securities issuable pursuant to obligations outstanding at that date under employee stock option or other benefit plans or otherwise) and (ii) any applicable waiting period under the HSR Act or any similar applicable foreign Law shall have expired or been terminated prior to the expiration of the Offer and the required approval of any Governmental Authority for this Agreement or the consummation of the transactions contemplated by this Agreement shall have been obtained or (B) if at any time after the date of this Agreement and before the time of payment for any such Shares (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following events shall occur and be continuing:

         (a) there shall be any Law, injunction or other order, decree, judgment or ruling by a Governmental Authority of competent jurisdiction promulgated, enacted, issued or taken by a Governmental Authority of competent jurisdiction which in any such case (i) restrains or prohibits the making or consummation of the Offer, the consummation of the Merger or the transactions contemplated by the Stockholder Agreement, (ii) prohibits or restricts the ownership or operation by Parent (or any of its affiliates or Subsidiaries) of any portion of the business or assets of Parent, the Company or the Company Subsidiaries which is material to the business of all such entities taken as a whole, or compels Parent (or any of its affiliates or Subsidiaries) to dispose of or hold separate any portion of the business or assets of Parent, the Company or the Company Subsidiaries which is material to the business of all such entities taken as a whole, (iii) imposes material limitations on the ability of Merger Sub effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by Merger Sub on all matters properly presented to the stockholders of the Company, or (iv) imposes any material limitations on the ability of Parent or any of its affiliates or Subsidiaries effectively to control in any material respect the business and operations of the Company or the Company Subsidiaries;

         (b) this Agreement shall have been terminated by the Company or Parent in accordance with its terms or any event shall have occurred which gives Parent or Merger Sub the right to terminate the Agreement or not to consummate the Merger;

         (c) there shall have occurred any event that, individually or when considered together with any other matter, has had or is reasonably likely in the future to have a Company Material Adverse Effect;

         (d) there shall have occurred (i) any general suspension of, or limitation on prices (other than suspensions or limitations triggered by price fluctuations on a trading day) for, trading in securities on any national securities exchange or the over-the-counter market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national calamity directly involving the United States and Parent shall have determined that there is a reasonable likelihood that such event may be of material adverse significance to it or the Company, or (v) in the case of any of the foregoing existing at the time of the execution of this Agreement, a material acceleration or worsening thereof;

         (e) any of the representations and warranties of the Company set forth in this Agreement that are qualified by reference to a Company Material Adverse Effect shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any respect that is reasonably likely to have a Company Material Adverse Effect, in each case as if such representations and warranties were made at the time of such determination;

         (f) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement;

         (g) the Company shall have entered into an Acquisition Agreement with any person with respect to a Takeover Proposal or shall have resolved to do so; or

         (h) the Company's Board of Directors or any committee thereof shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger or this Agreement or approved or recommended a Takeover Proposal, or shall have resolved to do so;

which, in the judgment of Parent with respect to each and every matter referred to above and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

         The foregoing conditions are for the sole benefit of Merger Sub and may be asserted by Merger Sub regardless of the circumstances giving rise to any such condition and (other than the Minimum Condition) may be waived by Merger Sub in whole or in part at any time and from time to time in its sole discretion (subject to the terms of this Agreement). The failure by Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.